CONTRIBUTION AGREEMENT


                                     Between


                             WESTERN RESOURCES, INC.

                                       and

                              PROTECTION ONE, INC.





                            Dated as of July 30, 1997


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                                TABLE OF CONTENTS

                                                                            Page

RECITALS......................................................................1

                                    ARTICLE I

                           The Share Issuance; Closing

1.1.  The Share Issuance......................................................3
1.2.  Legends.................................................................4

                                   ARTICLE II

                         Representations and Warranties

2.1.  Representations and Warranties of Western...............................4
      (a)    Organization, Good Standing and Qualification....................5
      (b)    Capitalization...................................................6
      (c)    Corporate Authority and Approval.................................7
      (d)    Governmental Filings; No Violations..............................7
      (e)    Financial Statements.............................................9
      (f)    Absence of Certain Changes.......................................9
      (g)    Litigation and Liabilities......................................10
      (h)    Employee Benefits...............................................10
      (i)    Compliance with Laws; Permits...................................13
      (j)    Environmental Matters...........................................14
      (k)    Tax Matters.....................................................15
      (l)    Taxes...........................................................15
      (m)    Labor Matters...................................................16
      (n)    Insurance.......................................................16
      (o)    Intellectual Property...........................................17
      (p)    Brokers and Finders.............................................18
      (q)    Real Property...................................................19
      (r)    Security Systems Business.......................................20
      (s)    Westinghouse Acquisition Agreement .............................20
2.2.  Representations and Warranties of Protection One.......................21
      (a)    Organization, Good Standing and Qualification...................21
      (b)    Capitalization..................................................22
      (c)    Corporate Authority and Approval................................24
      (d)    Governmental Filings; No Violations.............................24
      (e)    Protection One Reports; Financial Statements ...................26
      (f)    Absence of Certain Changes......................................26
      (g)    Litigation and Liabilities......................................27

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      (h)    Employee Benefits...............................................28
      (i)    Compliance with Laws; Permits...................................30
      (j)    Takeover Statutes...............................................31
      (k)    Environmental Matters...........................................31
      (l)    Tax Matters.....................................................32
      (m)    Taxes...........................................................32
      (n)    Labor Matters...................................................33
      (o)    Insurance.......................................................33
      (p)    Intellectual Property...........................................33
      (q)    Brokers and Finders.............................................35
      (r)    Real Property...................................................35
      (s)    Opinion of Financial Advisor....................................36

                                   ARTICLE III

                                    Covenants

3.1.  Interim Operations.....................................................37
3.2.  Acquisition Proposals..................................................40
3.3.  Information Supplied...................................................42
3.4.  Stockholders Meeting...................................................43
3.5.  Filings; Other Actions; Notification...................................43
3.6.  Taxation...............................................................46
3.7.  Access.................................................................46
3.8.  Nasdaq Listing.........................................................47
3.9.  Publicity..............................................................47
3.10. Election to Protection One's Board of Directors........................47
3.11. Expenses...............................................................48
3.12. Takeover Statute.......................................................48
3.13. Indemnification; Directors' and Officers' Insurance....................49
3.14. Headquarters...........................................................51
3.15. Post-Closing Actions; Security Systems Business........................51
3.16. Indemnification.  .....................................................52
3.17. Dividend...............................................................53
3.18. Standstill.............................................................54
3.19. New Option Plan .......................................................55
3.20. Closing Schedule ......................................................56


                                   ARTICLE IV

                                   Conditions

4.1.  Conditions to Each Party's Obligation to Effect the
        Share Issuance.......................................................57
      (a)    Stockholder Approval............................................57

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      (b)    Nasdaq Quotation................................................57
      (c)    Regulatory Consents.............................................57
      (d)    Litigation......................................................57

4.2.  Conditions to Obligations of Protection One............................58
      (a)    Representations and Warranties..................................58
      (b)    Performance of Obligations of Western...........................58
      (c)    Consents Under Agreements.......................................58
      (d)    Cash Amount.....................................................58
      (e)    Transferred Subsidiary Shares...................................59
      (f)    No Transferred Subsidiary Material Adverse Effect...............59
4.3.  Conditions to Obligation of Western....................................59
      (a)    Representations and Warranties..................................59
      (b)    Performance of Obligations of Protection One....................60
      (c)    Consents Under Agreements.......................................60
      (d)    Tax Opinion.....................................................60
      (e)    Employment and Non-Compete Agreements...........................60
      (f)    Acquired Shares.................................................60
      (g)    No Protection One Material Adverse Effect.......................61

                                    ARTICLE V

                                   Termination

5.1.  Termination by Mutual Consent..........................................61
5.2.  Termination by Either Protection One or Western........................61
5.3.  Termination by Western.................................................61
5.4.  Termination by Protection One..........................................62
5.5.  Effect of Termination and Abandonment..................................62

                                   ARTICLE VI

                            Miscellaneous and General

6.1.  Survival...............................................................63
6.2.  Modificaion or Amendment...............................................63
6.3.  Waiver of Conditions...................................................64
6.4.  Counterparts...........................................................64
6.5.  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL..........................64
6.6.  Notices................................................................65
6.7.  Entire Agreement; No Other Representations.............................66
6.8.  No Third Party Beneficiaries...........................................67
6.9.  Obligations of Protection One and of Western...........................67
6.10. Severability...........................................................67
6.11. Interpretation.........................................................67
6.12. Assignment.............................................................67

                             CONTRIBUTION AGREEMENT


         CONTRIBUTION AGREEMENT (hereinafter called this "Agreement"), dated as of July 30, 1997, among Western Resources, Inc., a Kansas corporation ("Western") and Protection One, Inc., a Delaware corporation ("Protection One").


                                    RECITALS

         WHEREAS, the respective boards of directors of each of Protection One and Western have each approved the issuance (the "Protection One Share Issuance") by Protection One to Western as of the Closing (as defined below) of that number of shares of Common Stock, par value $0.01 per share, of Protection One ("Common Stock") equal to the product of (i) .801 and (ii) the sum of (x) the aggregate number of shares of Common Stock outstanding as of the Closing (including, for purposes of calculating the outstanding number of shares of Common Stock, the shares of Common Stock to be issued pursuant to this Agreement but excluding any shares of Common Stock issued pursuant to the Stock Option Agreement (as defined below) at or prior to the Closing) and (y) the aggregate number of shares of Common Stock issuable as of the Closing pursuant to outstanding Options and Warrants (each as defined in Section 2.2(b) below) after giving effect to the distributions referred to in Section 3.17 (the "Acquired Shares") upon the terms and subject to the conditions set forth herein;

         WHEREAS, the board of directors of Protection One has determined (i) to declare and pay a dividend of $7.00 on each share of Common Stock held by each Holder of Record (as defined in Section 3.17 below) and (ii) to distribute (as a cash bonus, in the case of Holders of Record of Options or Warrants who are directors, officers or employees of Protection One or any of its Subsidiaries, or as an antidilution cash payment, in the case of Holders of Record of Warrants who are entitled, pursuant to the terms governing such Warrants, to elect such a cash payment) $7.00 with respect to each share of Common Stock issuable upon exercise of Options or Warrants held by each Holder of Record or, in accordance with the agreements and other documents governing such Options and Warrants, to reduce the exercise price of, and/or increase the number of shares of

Common Stock issuable upon exercise of, such Options and Warrants;

         WHEREAS, the respective boards of directors of each of Protection One and Western have each approved the Protection One Share Issuance in consideration of the contribution (together with the Protection One Share Issuance, the "Share Issuance") to Protection One by Western of (i) all of the issued and outstanding common stock, no par value, of WestSec, Inc., a Kansas corporation ("WestSec") and all of the issued and outstanding common stock, no par value, of Westar Security, Inc., a Kansas corporation ("Westar Security") (all issued and outstanding shares of such common stock of WestSec and Westar Security being hereinafter referred to as the "Subsidiary Shares") and (ii) $250,000,000 in cash and certain publicly traded securities plus $7.00 multiplied by the aggregate number of shares of Common Stock of Protection One outstanding or issuable upon exercise of Options and Warrants outstanding as of the Closing (the "Cash Amount") upon the terms and subject to the conditions set forth herein;

         WHEREAS, the respective boards of directors of each of Protection One and Western have determined that the Share Issuance is fair to and in the best interests of it and its shareholders;

         WHEREAS, it is intended that, for federal income tax purposes, the contribution of the Subsidiary Shares and the Investment Shares (as defined in Section 1.1 below) shall qualify as a contribution to a controlled corporation under the provisions of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder;

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Western's willingness to enter into this Agreement, (i) Protection One and Western have entered into a Stock Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit A (the "Stock Option Agreement"), pursuant to which Protection One has granted to Western an option to purchase shares of Common Stock of Protection One equal to up to 19.9% of the outstanding number of shares of Common Stock under certain circumstances and (ii) Western and certain stockholders of Protection One have entered into an Option and Voting Agreement dated as of the date of this Agreement(the "Option and Voting Agreement"), pursuant to

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



which such stockholders have agreed, among other things, to vote their shares of Common Stock of Protection One in favor of the amendment (the "Charter Amendment") to the certificate of incorporation of Protection One increasing the number of authorized shares of Common Stock of Protection One to 100,000,000 and the Share Issuance and have granted to Western an option to purchase their respective shares of Common Stock of Protection One under certain circumstances; and

         WHEREAS, Western and Protection One desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                           The Share Issuance; Closing

         1.1. The Share Issuance. Upon the terms and subject to the conditions set forth herein, in the Share Issuance (i) Protection One shall issue and transfer to Western the Acquired Shares and (ii) in consideration therefor, Western shall contribute to Protection One the Subsidiary Shares and the Cash Amount. Without limiting the generality of the foregoing, Protection One and Western acknowledge and agree that up to $10 million of the Cash Amount may be contributed in the form of securities (the "Investment Shares") issued by one or more entities engaged in the business of selling and servicing residential or commercial monitoring and response security systems which securities are listed for trading on a national securities exchange or quoted on an interdealer quotation system. Each such Investment Share so contributed by Western shall be valued at the higher of (i) the closing sale price thereof on a national securities exchange or interdealer quotation system two business days prior to the Closing Date and (ii) the historical price at which Western or one of its Subsidiaries purchased such Investment Share. Except for any Investment Shares contributed by Western in accordance with this Section 1.1, the Cash Amount shall be contributed entirely in cash. The closing of the Share Issuance (the "Closing") shall take place as promptly as practicable after the satisfaction or waiver of the conditions set forth in

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



Article IV. At the Closing, (i) Protection One shall deliver to Western a certificate representing the Acquired Shares issued in the name of Western or its designee and bearing the legends set forth in Section 1.2 and (ii) Western shall deliver to Protection One (A) certificates representing the Subsidiary Shares and the Investment Shares, duly endorsed in blank or accompanied by stock powers in blank with all necessary transfer stamps affixed thereto (at the expense of Western), and such other instruments or documents as are necessary to transfer the Subsidiary Shares and Investment Shares to Protection One free and clear of all liens, claims, pledges, charges, security interests, limitations, encumbrances and restrictions whatsoever of any kind ("Liens"), and (B) the cash portion of the Cash Amount by wire transfer in immediately available funds to such bank account designated by Protection One pursuant to written instructions delivered by Protection One to Western not fewer than two business days prior to the Closing Date.

         1.2. Legends. The certificate representing the Acquired Shares delivered pursuant to Section 1.1 and each certificate issued upon the registration of the transfer to Protection One of the Subsidiary Shares delivered pursuant to Section 1.1 shall bear a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                                   ARTICLE II

                         Representations and Warranties

         2.1. Representations and Warranties of Western. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Protection One by Western on or prior to entering into this Agreement (the "Western Disclosure Letter"), Western hereby represents and warrants to Protection One that:

         (a) Organization, Good Standing and Qualification. Western and each of the Transferred Subsidiaries (as defined below) is a corporation duly organized, validly

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existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority and all necessary governmental approvals to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each juris-diction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Transferred Subsidiary Material Adverse Effect (as defined below). Western has made available to Protection One a complete and correct copy of Western's and each Transferred Subsidiary's certificates of incorporation and by-laws (or similar organizational documents), each as amended to date. Western's and each Transferred Subsidiary's certificates of incorporation and by-laws (or similar organizational documents) so delivered are in full force and effect, and neither Western nor any Transferred Subsidiary is in violation of any provision of its certificate of incorporation or by-laws (or similar organizational documents).

         As used in this Agreement, the term (i) "Subsidiary" means, with respect to any party, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries, (ii) "Transferred Subsidiaries" means WestSec, Westar Security and each of their respective Subsidiaries that are engaged in the sale and service of residential and commercial monitoring and response security systems, and
(iii) "Transferred Subsidiary Material Adverse Effect" means any change or effect that is materially adverse to the financial condition, properties, business or results of operations of the Transferred Subsidiaries, taken as a whole; provided, however, that any such effect resulting from any change (i) in law, rule, or regulation that applies to both Protection One and the Transferred Subsidiaries or (ii) in economic or business conditions generally or in the security monitoring industry specifically shall not be considered when determining if a Transferred Subsidiary Material Adverse Effect has occurred.

         (b) Capitalization. The authorized capital stock of WestSec consists of 1,000 shares of common stock, no par value, all of which are issued and outstanding. The authorized capital stock of Westar Security consists of 1000 shares of common stock, no par value, all of which are issued and outstanding. All of the outstanding shares of Common Stock of WestSec and Westar Security have been duly authorized and are validly issued, fully paid and nonassessable. There are no preemptive or other outstanding rights, options, warrants, conversion rights, convertible securities, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of WestSec or Westar Security or any of the other Transferred Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of WestSec or Westar Security or any of the other Transferred Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. There are no outstanding contractual obligations of any of the Transferred Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of any Transferred Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Transferred Subsidiary or any other entity. All of the outstanding shares of Capital Stock of WestSec and Westar Security are owned beneficially by Western and all of the shares of capital stock of the other Transferred Subsidiaries are owned beneficially and of record by WestSec, Westar Security or another Transferred Subsidiary, in each case free and clear of all Liens. None of WestSec, Westar Security or any of the other Transferred Subsidiaries has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Western on any matter ("Western Voting Debt"). A true and complete list of all of the Transferred Subsidiaries, together with the jurisdiction of incorporation of each such Transferred Subsidiary and the percentage of each Transferred Subsidiary's outstanding capital stock owned by WestSec, Westar Security or another Transferred Subsidiary, or by Western or any of its Subsidiaries, is set forth in Section 2.1(b) of the Western Disclosure Letter. There are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of any

Transferred Subsidiary. The stock register of each Transferred Subsidiary accurately records (i) the name and address of each person owning shares of capital stock of such Transferred Subsidiary and (ii) the certificate number of each certificate evidencing shares of capital stock issued by such Transferred Subsidiary, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

         (c) Corporate Authority and Approval. (i) No vote of holders of capital stock of Western is necessary to approve this Agreement and the Share Issuance and the other transactions contemplated hereby. Western has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement, as the case may be, and to consummate the Share Issuance and the other transactions contemplated hereby and thereby. This Agreement and the Stock Option Agreement are legal, valid and binding agreements of Western, enforceable against Western in accordance with their terms.

         (ii) The board of directors of Western has approved this Agreement and the Stock Option Agreement and the consummation of the Share Issuance and the other transactions contemplated hereby and thereby.

         (d) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), (B) to comply with state securities or "blue-sky" laws, and (C) other filings listed in the Western Disclosure Letter, no notices, reports or other filings are required to be made by Western or any Transferred Subsidiary with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Western or any Transferred Subsidiary from, any domestic governmental or regulatory authority, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement and the Stock Option Agreement by Western and the consummation by Western of the Share Issuance and the other transactions contemplated hereby and thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Transferred

Subsidiary Material Adverse Effect or prevent, materially delay or materially impair the ability of Western to consummate the transactions contemplated by this Agreement.

         (ii) Subject to the approvals, amendments, filings, notices, reports, consents and authorizations referred to in paragraph (i) of this Section 2.1(d), the execution, delivery and performance of this Agreement, the Stock Option Agreement and the Option and Voting Agreement by Western does not, and the consummation by Western of the Share Issuance and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar organizational documents) of Western or any Transferred Subsidiary,
(B) breach or violation of any law, rule, regulation, order, judgment or decree applicable to Western or any Transferred Subsidiary or by which any of their respective properties or assets is bound or affected, or (C) breach or violation of, or a default under, result in the loss of any material benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on the assets of Western or any Transferred Subsidiary (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation (collectively, "Contracts") to which Western or any Transferred Subsidiary is a party or by which Western or any Transferred Subsidiary or any of their respective properties or assets is bound or affected, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Transferred Subsidiary Material Adverse Effect or prevent, materially delay or materially impair the ability of Western to consummate the transactions contemplated by this Agreement. Section 2.1(d) of the Western Disclosure Letter sets forth a correct and complete list of Contracts of Western and the Transferred Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (subject to the exception set forth with respect to clauses (B) and (C) above).

         (e) Financial Statements. The balance sheets (including the related notes and schedules) set forth in Section 2.1(e) of the Western Disclosure Letter fairly present the financial position of the Transferred

Subsidiaries as of their respective dates and the statements of income and of changes in financial position (including any related notes and schedules) set forth in Section 2.1(e) of the Western Disclosure Letter fairly present the results of operations, retained earnings and changes in financial position, as the case may be, of the Transferred Subsidiaries for the periods set forth therein (subject, to notes and normal and recurring year-end audit adjustments that will not be material in amount or effect), and were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

         (f) Absence of Certain Changes. Since December 31, 1996 the Transferred Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of any Transferred Subsidiary or any development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to have a Transferred Subsidiary Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by any Transferred Subsidiary, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of WestSec or Westar Security or any redemption, purchase or other acquisition of their respective securities; or (iv) any change by any Transferred Subsidiary in accounting principles, practices or methods. Since December 31, 1996, except as provided for herein, there has not been any increase in the compensation payable or that could become payable by any Transferred Subsidiary to officers or key employees or any amendment of any of the Compensation and Benefit Plans other than increases or amendments in the ordinary course of business consistent with past practice.

         (g) Litigation and Liabilities. (i) There are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings (collectively, "Actions") pending or, to the knowledge of Western, threatened against any Transferred Subsidiary except for those that are not, individually or in the aggregate, reasonably likely to have a Transferred Subsidiary Material Adverse Effect and could not reasonably be expected to adversely affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

         (ii) There are no obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 2.1(j)), or any other facts or circumstances that could result in any claims against, obligations or liabilities of, or Liens on any assets or properties of, any Transferred Subsidiary except for (A) obligations or liabilities under the SAMCO Agreements (as defined in the Westinghouse Acquisition Agreement), and
(B) obligations and liabilities other than for borrowed money (1) adequately reflected or reserved against on the balance sheets for the Transferred Subsidiaries set forth in Section 2.1(e) of the Western Disclosure Letter, (2) incurred since December 31, 1996 in the ordinary course of business consistent with past practice of the Transferred Subsidiaries or (3) that are not reasonably likely, individually or in the aggregate, to have a Transferred Subsidiary Material Adverse Effect.

         (h) Employee Benefits.

         (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, incentive compensation, disability, retiree medical, life insurance, fringe benefits or other plan, agreement, policy or arrangement established or administered by any of the Transferred Subsidiaries that covers employees, directors, former employees or former directors of any Transferred Subsidiary (the "Compensation and Benefit Plans") and any (i) trust agreement or insurance contract forming a part of such Compensation and Benefit Plans (ii) the most recent annual report on Form 5500 (and related schedules and financial statements or opinions required in connection therewith, (iii) the most recent actuarial report and financial statements with respect to each Compensation and Benefit Plan, if applicable, (iv) the most recent summary plan description required to be provided to plan participants, and (v) the most recent IRS determination letter, if any, has been made available to Protection One prior to the date hereof. The Compensation and Benefit

Plans are listed in Section 2.1(h) of the Western Disclosure Letter.

         (ii) Except for instances of non-compliance which would not be material, all Compensation and Benefit Plans are, and have been operated, in compliance with all applicable law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") that the Pension Plan and related trusts are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and, there are no circumstances reasonably likely to result in revocation of any such favorable determination letter. No event has occurred and no circumstances exist that have adversely affected or could reasonably be expected to adversely affect the tax qualification of such Pension Plans. As of the date hereof, there is no pending or, to the knowledge of Western, threatened material litigation, investigations, terminations, proceedings or other claims (except for benefit claims payable in the normal operation of the Compensation and Benefit Plans) relating to the Compensation and Benefit Plans or any plan maintained by any other person or entity that, together with Western and the Transferred Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (0) of the Code (an "ERISA Affiliate"), and no event has occurred and no circumstances exist that have given rise to or could reasonably be expected to give rise to any material liability in the event of any such investigation, claim or proceeding. Neither Western nor any Transferred Subsidiary with respect to any Compensation and Benefit Plan has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or 4975 of the Code) or any other breach of fiduciary duty that, assuming the taxable period of such transaction expired as of the date hereof, would subject Western or any Transferred Subsidiary to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

         (iii) As of the date hereof, no liability under Title IV of ERISA has been or is expected to be incurred by any Transferred Subsidiary or any ERISA Affiliate thereof with respect to any ongoing, frozen or terminated
"single-
employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it. No Transferred Subsidiary nor any ERISA Affiliate thereof has incurred nor expects to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E to Title IV of ERISA. No Transferred Subsidiary has contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 30-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

         (iv) All contributions and payments required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent balance sheet of the relevant Transferred Subsidiary. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. No Transferred Subsidiary has provided, nor is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code; none of the assets of Western or any Transferred Subsidiary is the subject of any lien arising under Section 302 of ERISA or Section 412(n) of the Code; and no fact or circumstance exists which could give rise to any such lien requirement to post any such security.

         (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

         (vi) No Transferred Subsidiary has any obligations for retiree health and life benefits under any

Compensation and Benefit Plan, except as set forth in the Western Disclosure Letter. Each Transferred Subsidiary may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

         (vii) The consummation of the Share Issuance and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement will not (x) entitle any employees of any Transferred Subsidiary to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans. No Compensation and Benefit Plan exists which could result in the payment to any Transferred Subsidiary employee that would constitute an excess parachute payment within the meaning of Code Section 280G.

         (viii) No Transferred Subsidiary has incurred any liability under, and each Transferred Subsidiary has complied in all respects with, the Worker Adjustment Retraining Notification Act ("WARN Act") and the rules and regulations promulgated thereunder, and no Transferred Subsidiary reasonably expects to incur any such liability prior to the Closing.

         (i) Compliance with Laws; Permits. The businesses of the Transferred Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "Laws"), except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Transferred Subsidiary Material Adverse Effect or prevent or materially burden or materially impair the ability of Western to consummate the transactions contemplated by this Agreement. No investigation or review by any Governmental Entity with respect to any Transferred Subsidiary is pending or, to the knowledge of Western, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Transferred Subsidiary Material Adverse Effect or prevent or materially burden or materially impair the ability of Western to consummate the transactions contemplated by this Agreement. No material change is required in any Transferred Subsidiary's processes, properties or procedures in connection with any such Laws, and no Transferred Subsidiary has received any notice or communication of any material noncompliance with any such Laws that has not been cured. Each Transferred Subsidiary has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Transferred Subsidiary Material Adverse Effect or prevent or materially burden or materially impair the ability of Western to consummate the Share Issuance and the other transactions contemplated by this Agreement.

         (j) Environmental Matters. Except for such matters that, alone or in the aggregate, are not reasonably likely to have a Transferred Subsidiary Material Adverse Effect: (i) each Transferred Subsidiary is currently in compliance with and has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Transferred Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) no Transferred Subsidiary is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iv) no Transferred Subsidiary has been associated with any release or threat of release of any Hazardous Substance; (v) no Transferred Subsidiary has received any notice, demand, letter, claim or request for information alleging that may be in violation of or liable under any Environmental Law; (vi) no Transferred Subsidiary is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity and is not subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and
(vii) there are no circumstances or conditions involving any Transferred Subsidiary that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of any Transferred Subsidiary pursuant to any Environmental Law.

         As used herein, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, regulation, judgment, order, decree, arbitration award, agency requirement, license, permit, authorization or opinion, relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, transportation, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

         As used herein, the term "Hazardous Substance" means any substance that is: (A) defined, listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance, pollutant or contaminant which may be the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

         (k) Tax Matters. Neither Western nor any Transferred Subsidiary has taken or agreed to take any action that would prevent the contribution of the Subsidiary Shares and the Investment Shares from qualifying as a contribution to a controlled corporation within the meaning of Section 351 of the Code.

         (l) Taxes. Solely as to the operations of the Transferred Subsidiaries, Western and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them;
(ii) have paid all Taxes (as defined below) that are shown as due on such filed Tax Returns or that Western or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Solely as to the operations of the Transferred Subsidiaries, as of the date hereof, there are not pending or, to the knowledge of Western threatened, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters with respect to any of the Transferred Subsidiaries. Western has made available to Protection One true and correct copies of any tax sharing agreement between or among Western and/or any of the Transferred Subsidiaries.

         As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

         (m) Labor Matters. No Transferred Subsidiary is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any Transferred Subsidiary the subject of any material proceeding asserting that such Transferred Subsidiary has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of Western, threatened, nor is there existing any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving any Transferred Subsidiary.

         (n) Insurance. All material fire and casualty, general liability, business interruption, product liability, sprinkler and water damage and errors and omissions insurance policies maintained by or for the benefit of any Transferred Subsidiary are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of such Transferred Subsidiary and its properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Transferred Subsidiary Material Adverse Effect.

         (o) Intellectual Property.

         (i) The Transferred Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials (collectively, "Intellectual Property") that are used or held for use in the businesses of the Transferred Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Transferred Subsidiary Material Adverse Effect, and all such patents, trademarks, trade names, service marks and copyrights held by any Transferred Subsidiary are valid and subsisting.

         (ii) Except as is not reasonably likely to have a Transferred Subsidiary Material Adverse Effect:

         (A) no Transferred Subsidiary is, nor will it be as a result of the execution and delivery by Western of this Agreement, the Stock Option Agreement or the Option and Voting Agreement, in violation of any licenses, sublicenses and other agreements as to which such Transferred Subsidiary is a party and pursuant to which any Transferred Subsidiary is authorized to use any third-party patents, trademarks, service marks, and copyrights ("Third-Party Intellectual Property Rights");

         (B) no claims with respect to (I) the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefor owned by any Transferred Subsidiary (the "Transferred Subsidiary Intellectual Property Rights"); (II) any trade secret material to the Transferred Subsidiaries, taken as a whole; or (III) Third-Party Intellectual Property Rights are currently pending or threatened by any Person (meaning any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 2.1(d)) or other entity of any kind or nature);

         (C) there exist no valid grounds for any bona fide claims (I) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by any Transferred Subsidiary, infringes on any copyright, patent, trademark, service mark or trade secret; (II) against the use by any Transferred Subsidiary, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of any Transferred Subsidiary as currently conducted or as proposed to be conducted; (III) challenging the ownership, validity or effectiveness of any Transferred Subsidiary Intellectual Property Rights or other trade secret material to the Transferred Subsidiaries, taken as a whole; or (IV) challenging the license or legally enforceable right to use of the Third-Party Intellectual Property Rights by any Transferred Subsidiary; and

         (D) there is no unauthorized use, infringement or misappropriation of any Transferred Subsidiary Intellectual Property Rights by any third party, including any employee or former employee of any Transferred Subsidiary.

         (p) Brokers and Finders. Neither Western nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Share Issuance or the other transactions contemplated by this Agreement, the Stock Option Agreement or the Option and Voting Agreement, except that Western has employed Bear Stearns & Co. Inc. ("Bear Stearns") and Barnes Associates ("Barnes Associates") as its financial advisors.

         (q) Real Property. (i) Section 2.1(q)(i) of the Western Disclosure Letter contains a true, complete and correct list of the street address of each parcel of Western Owned Real Property; (ii) Section 2.1(q)(ii) of the Western Disclosure Letter contains a true, complete and correct list of the street address of each parcel of Western Leased Real Property; (iii) the Transferred Subsidiaries have sufficient title to or leasehold interests in all the Western Real Property to conduct their respective businesses as currently conducted or as contemplated to be conducted, with only such exceptions as, individually or in the aggregate, would not have a Transferred Subsidiary Material Adverse Effect; (iv) each parcel of Western Real Property (A) is owned or leased free and clear of all Liens, other than (1) Liens for current taxes and assessments not yet past due, (2) inchoate mechanics' and materialmen's Liens for construction in progress, (3) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Transferred Subsidiaries consistent with past practice, and (4) all matters of record, Liens and other imperfections of title and encumbrances which, individually or in the aggregate, would not have a Transferred Subsidiary Material Adverse Effect (collectively, "Western Permitted Liens"), and (B) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed; (v) all leases of real property leased for the use or benefit of any Transferred Subsidiary or to which any Transferred Subsidiary is a party requiring rental payments in excess of $25,000 per year during the period of the lease, and all amendments and modifications thereto, are in full force and effect and there exists no default under any such lease by any Transferred Subsidiary, nor any event which with notice or lapse of time or both would constitute a default thereunder by any Transferred Subsidiary, except as, individually or in the aggregate, would not have a Transferred Subsidiary Material Adverse Effect; and (vi) as used herein,
(A) "Western Leased Real Property" shall mean all real property leased by any Transferred Subsidiary, as tenant, together with, to the extent leased by any such Transferred Subsidiary, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of any such Transferred Subsidiary attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing; (B) "Western Owned Real Property" shall mean all real property owned by any Transferred Subsidiary, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of any such Transferred Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing; and (C) "Western Real Property" shall mean the Western Leased Real Property and the Western Owned Real Property.

         (r) Security Systems Business. Except as set forth on Section 2.1(r) of the Western Disclosure Schedule, the Transferred Subsidiaries own, lease or have the legal right to use all of the properties and assets that are used or held for use in connection with, necessary for, or otherwise material to the conduct of, the business and operations of Western relating to the sale and service of residential and commercial monitoring and response security systems (the "Monitoring Business"), and neither Western, directly, nor any other Subsidiary of Western, directly or indirectly, owns, leases or has the legal right to use any properties or assets that are used or held for use in connection with, necessary for, or otherwise material to the Monitoring Business. The Transferred Subsidiaries do not hold any properties or assets that are unrelated to the Business and are not subject to any obligations or liabilities other than those related to the Monitoring Business. For purposes of this Section 2.1(r), the parties agree and acknowledge that Western's beneficial ownership for investment purposes of shares of Common Stock of Tyco International, Inc. shall not be deemed part of the Monitoring Business and will not be contributed to Protection One in connection with the consummation of the Share Issuance.

         (s) Westinghouse Acquisition Agreement. The asset purchase agreement, dated as of December 16, 1996 (as amended, and together with any other document, instrument, contract, agreement or arrangement between or among the parties thereto in connection therewith, the "Westinghouse Acquisition Agreement"), among Westinghouse Electric Corporation, a Pennsylvania corporation ("Westinghouse"), Western and WestSec (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the Share Issuance and the other transactions contemplated by this Agreement, will continue in full force and effect without penalty or other adverse consequence. From and after the Closing, except as provided in Section 3.16 hereof, Western shall not exercise any rights it may retain under the Westinghouse Acquisition Agreement unless and until WestSec shall have exercised in full its rights thereunder. Neither Western nor any Subsidiary thereof is in material breach of or default under the Westinghouse Acquisition Agreement.

         2.2. Representations and Warranties of Protection One. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Western by Protection One on or prior to entering into this Agreement (the "Protection One Disclosure Letter"), Protection One hereby represents and warrants to Western that:

         (a) Organization, Good Standing and Qualification. Each of Protection One and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority and all necessary governmental approvals to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such quali fication, except where the failure to have such approvals or to be so qualified or in such good standing, when taken together with all other such failures, is not reasonably likely to have a Protection One Material Adverse Effect (as defined below). Protection One has made available to Western a complete and correct copy of Protection One's and its Subsidiaries' certificates of incorporation and by-laws (or similar organizational documents), each as amended to the date hereof. Protection One's and its Subsidiaries' certificates of incorporation and by-laws (or similar organizational documents) so delivered are in full force and effect and neither Protection One nor any of its Subsidiaries is in violation of any provision of its certificate of incorporation or by-laws (or similar organizational documents).

         As used in this Agreement, the term "Protection One Material Adverse Effect" means any change or effect that is materially adverse to the financial condition, properties, business or results of operations of Protection One and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from any change (i) in law, rule or regulation that applies to both Protection One and the Transferred Subsidiaries or (ii) in economic or business conditions generally or in the security monitoring industry specifically shall not be considered when determining if a Protection One Material Adverse Effect has occurred.

         (b) Capitalization. The authorized capital stock of Protection One consists of 40,000,000 shares of Common Stock, par value $0.01 per share, of which 13,820,290 shares were outstanding as of the close of business on July 29, 1997. All of the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Protection One has no Common Stock reserved for issuance, except for the numbers of shares set forth in the Protection One Disclosure Letter as reserved for issuance pursuant to (i) the Protection One 1994 Stock Option Plan, as amended, and the Protection One 1996 NonQualified Stock Option Plan (together, the "Protection One Stock Option Plans"), the Protection One Employee Stock Purchase Plan (the "ESPP"), the profit-sharing plan maintained by Protection One and its Subsidiaries (the "Protection One 401k Plan"), (ii) the option issued by Protection One to Jimmy Raines & Company (the "Raines Option" and, together with the Protection One Stock Option Plans, the "Options"), (iii) the warrants issued by Protection One pursuant to the Warrant Agreement, dated as of May 17, 1995, between Protection One and State Bank and Trust Company, as Warrant Agent (the "1995 Protection One Warrants"), (iv) the warrants issued by Protection One pursuant to the Warrant Agreement, dated as of November 3, 1993, between Protection One and United States Trust Company of New York, as Warrant Agent (the "1993 Protection One Warrants"), (v) the Amended and Restated Stock Purchase Warrant, dated September 16, 1991, issued by Protection One to Kansallis-Osake-Pankii (the "KOP Warrant"), (vi) the Stock Purchase Warrant, dated December 31, 1992, issued by Protection One to Chemical Bank (the "Chemical Warrant"), (vii) the Common Stock Performance Warrants, dated September 16, 1991 (the "Performance Warrants" and, together with the 1995 Protection One Warrants, the 1993 Protection One Warrants, the KOP Warrant and the Chemical Warrant the "Warrants"), and (viii) the 6 3/4% convertible senior subordinated notes due 2003 issued by Protection One Monitoring Services, Inc. and guaranteed by Protection One (the "Protection One Convertible Notes"). Except as set forth on Section 2.2(b) of the Protection One Disclosure Letter, there are no preemptive or other outstanding rights, options, warrants, conversion rights, convertible securities, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Protection One or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Protection One or any of its Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. There are no outstanding contractual obligations of Protection One to repurchase, redeem or otherwise acquire any capital stock of Protection One or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in Protection One or any other entity. Each of the outstanding shares of capital stock of each of Protection One's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by a direct or indirect wholly-owned subsidiary of Protection One, free and clear of any Lien. Except for the Protection One Convertible Notes, Protection One does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Protection One on any matter ("Protection One Voting Debt"). A true and complete list of all of Protection One's Subsidiaries, together with the jurisdiction of incorporation of each such Subsidiary and the percentage of such Subsidiary's outstanding capital stock owned by Protection One or one of its Subsidiaries, is set forth in Section 2.2(b) of the Protection One Disclosure Letter. There are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of Protection One. The stock register of Protection One accurately records (i) the name and address of each person owning shares of capital stock of Protection One and (ii) the certificate number of each certificate evidencing shares of capital stock issued by Protection One, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

         (c) Corporate Authority and Approval. (i) Subject only to any stockholder approval necessary to authorize the Charter Amendment and the New Option Plan (as defined in Section 3.19 hereof) and to permit the issuance of the shares of Common Stock required to be issued pursuant to Section 1.1 hereof (the "Protection One Requisite Vote") Protection One has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement, as the case may be, and to consummate, the Share Issuance and the other transactions contemplated hereby and thereby. This Agreement and the Stock Option Agreement are legal, valid and binding agreements of Protection One, enforceable against Protection One, in accordance with their respective terms.

         (ii) Prior to the Closing, assuming Protection One stockholder approval of the Charter Amendment and the Share Issuance, Protection One will have taken all necessary corporate action to permit it to issue the number of shares of Common Stock required to be issued pursuant to Section 1.1 hereof and to effect the payment of the dividend and other distributions permitted by Section 3.17 hereof. The Common Stock, when issued, will be validly issued, fully paid and nonassessable, and no stockholder of Protection One will have any preemptive right of subscription or purchase in respect thereof.

         (d) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) under the HSR Act, the Securities Act and the Exchange Act,
(B) to comply with state securities or "blue sky" laws, (C) required to be made with Nasdaq and (D) other filings listed in the Protection One Disclosure Letter, no notices, reports or other filings are required to be made by Protection One with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Protection One from, any Governmental Entity, in connection with the execution and delivery of this Agreement and the Stock Option Agreement by Protection One and the consummation by Protection One of the Share Issuance and the other transactions contemplated hereby and thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Protection One Material Adverse Effect or prevent, materially delay or materially impair the ability of Protection One to consummate the Share Issuance or the other transactions contemplated by this Agreement and the Stock Option Agreement.

         (ii) Subject to the approvals, amendments, filings, notices, reports, consents and authorizations referred to in Section 2.2(c) and paragraph (i) of this Section 2.2(d), the execution, delivery and performance of this Agreement and the Stock Option Agreement by Protection One does not, and the consummation by Protection One of the Share Issuance and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of Protection One or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of any law, rule, regulation, order, judgement or decree applicable to Protection One or any of its Subsidiaries or by which any of their respective properties or assets is bound or affected, or
(C) a breach or violation of, or a default under, result in the loss of any material benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on the assets of Protection One or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts to which Protection One or any of its Subsidiaries is a party or by which Protection One or any of its Subsidiaries or any of their respective properties or assets is bound or affected, except, in the case of clause (B) or (C) above, for breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Protection One Material Adverse Effect or prevent, materially delay or materially impair the ability of Protection One to consummate the Share Issuance or the other transactions contemplated by this Agreement or the Stock Option Agreement. Section 2.1(d) of the Protection One Disclosure Letter sets forth a correct and complete list of Contracts of Protection One and the Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (subject to the exemption set forth with respect to clauses (B) and (C) above).

         (e) Protection One Reports; Financial Statements. Protection One has delivered or otherwise made available to Western each registration statement, report, proxy statement or information statement prepared by it under the Securities Act or the Exchange Act since December 31, 1994, including (i) Protection One's Annual Reports on Form 10-K for the years ended September 30, 1994, 1995 and 1996 and (ii) Protection One's Quarterly Report on Form 10-Q for the periods ended December 31, 1996 and March 31, 1997, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Protection One Reports"). As of their respective dates, the Protection One Reports (i) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not, and any Protection One

Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Protection One Reports (including the related notes and schedules) complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto and fairly presents, or will fairly present, the consolidated financial position of Protection One and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Protection One Reports (including any related notes and schedules) complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto and fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of Protection One and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal and recurring year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

         (f) Absence of Certain Changes. Except as disclosed in the Protection One Reports filed prior to the date hereof, since September 30, 1996 (the "Protection One Audit Date") Protection One and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of Protection One and its Subsidiaries or any development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to result in a Protection One Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Protection One or any of its Subsidiaries, whether or not covered by insurance; (iii) any change by Protection One in accounting principles, practices or methods; or (iv) any declaration, setting aside or payment of any dividend or other distribution in respect of the Common Stock of

Protection One or any redemption, purchase or other acquisition of their respective securities. Since the Protection One Audit Date, except as provided for herein or as disclosed in the Protection One Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by Protection One or any of its Subsidiaries to officers or key employees or any amendment of any of the Protection One Compensation and Benefit Plans (as defined in Section 2.2(h)) other than increases or amendments in the ordinary course of business consistent with past practice.

         (g) Litigation and Liabilities. Except as disclosed in the Protection One Reports filed prior to the date hereof, there are no (i) pending or, to the knowledge of Protection One, threatened against Protection One or any of its Subsidiaries or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, or any other facts or circumstances that could result in any claims against, or obligations or liabilities of, Protection One or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Protection One Material Adverse Effect or prevent or materially burden or materially impair the ability of Protection One to consummate the Share Issuance or the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement.

         (h) Employee Benefits.

         (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, incentive compensation, disability, retiree medical or life insurance, fringe benefits, or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of Protection One and its Subsidiaries (the "Protection One Compensation and Benefit Plans") and any (i) trust arrangement or insurance contract forming a part of such Protection One Compensation and Benefits Plans
(ii) the most recent annual report on Form 5500 (and related schedules and financial statements or opinions required in connection therewith, (iii) the most recent actuarial report and financial statements with respect to each Protection One Compensation and Benefit Plan, if applicable,
(iv) the most recent summary plan description required to be provided to plan participants, and (v) the most recent IRS determination letter, if any has been made available to Western prior to the date hereof. The Protection One Compensation and Benefit Plans are listed in Section 2.2(h) of the Protection One Disclosure Letter and any "change of control" or similar provision therein are specifically identified in Section 2.2.(h) of the Protection One Disclosure Letter.

         (ii) Except for instances of non-compliance which would not be material, all Protection One Compensation and Benefit Plans are, and have been operated, in compliance with all applicable law, including the Code and ERISA. Each Protection One Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Protection One Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that such Protection One Pension Plan and related trusts are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and Protection One has no knowledge of any circumstances reasonably likely to result in revocation of any such favorable determination letter. No event has occurred and no circumstances exist that have adversely affected or could reasonably be expected to adversely affect the tax qualification of such Protection One Pension Plans. As of the date hereof, there is no pending or, to the knowledge of Protection One, threatened material litigation investigations, terminations, proceedings or other claims (except for benefit claims payable in the normal operation of the Protection One Compensation and Benefits Plans), relating to the Protection One Compensation and Benefit Plans or any plan maintained by one of Protection One's "ERISA Affiliates" as that term is defined in Section 414(b)(c)(m) or (o) of the Code, and no event has occurred and no circumstances exist that have given rise to or could reasonably be expected to give rise to any material liability in the event of any such investigation, claim or proceeding. Neither Protection One nor any of its Subsidiaries with respect to any Protection One Compensation and Benefit Plan has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or 4975 of the Code) or any other breach of fiduciary duty that, assuming the taxable period of such transaction expired as of the date hereof, would subject Protection One or any of its

Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

         (iii) Protection One and its ERISA Affiliates do not sponsor or maintain and have not sponsored or maintained in the last five years any ongoing, frozen or terminated plans subject to Title IV of ERISA and as of the date hereof, no liability under Title IV of ERISA has been or is expected to be incurred by Protection One or any Subsidiary. Neither Protection One nor any of its Subsidiaries nor any of Protection One's ERISA Affiliates has incurred or expects to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E to Title IV of ERISA. Protection One and its Subsidiaries have not contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time.

         (iv) All contributions and payments required to be made under the terms of any Protection One Compensation and Benefit Plan or of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Protection One Reports prior to the date hereof. Neither any Protection One Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA.

         (v) Neither Protection One nor its Subsidiaries have any obligations for retiree health and life benefits under any Protection One Compensation and Benefit Plan.

         (vi) The consummation of the Share Issuance and the other transactions contemplated by this Agreement, the Stock Option and the Option and Voting Agreement will not (x) entitle any employees of Protection One or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Protection One Compensation and Benefit Plans or (z) result in any breach or violation of, or default under, any of the Protection One Compensation and Benefit Plans. No Protection One Compensation and Benefit Plan exists which could result in the payment to any employee of Protection One or any Subsidiary that would constitute an excess parachute payment within the meaning of Code
Section 280G.

         (vii) Neither Protection One nor any of its Subsidiaries has incurred any liability under, and each of them has complied in all respects with, the WARN Act and the rules and regulations promulgated thereunder and none of them reasonably expects to incur any such liability as a result of actions taken or not taken prior to the Closing.

         (i) Compliance with Laws; Permits. Except as set forth in the Protection One Reports filed prior to the date hereof, the businesses of each of Protection One and its Subsidiaries have not been, and are not being, conducted in violation of any Laws, except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Protection One Material Adverse Effect or prevent or materially burden or materially impair the ability of Protection One to consummate the Share Issuance or the other transactions contemplated by this Agreement and the Stock Option Agreement. Except as set forth in the Protection One Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to Protection One or any of its Subsidiaries is pending or, to the knowledge of Protection One, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Protection One Material Adverse Effect or prevent or materially burden or materially impair the ability of Protection One to consummate the Share Issuance or the other transactions contemplated by this Agreement and the Stock Option Agreement. No material change is required in Protection One's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and neither Protection One nor any of its Subsidiaries has received any notice or communication of any material noncompliance with any such Laws that has not been cured. Protection One and each of its Subsidiaries has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its respective business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Protection One Material Adverse Effect or prevent or materially burden or materially impair the ability of Protection One to consummate the Share Issuance or the other transactions contemplated by this Agreement or the Stock Option Agreement.

         (j) Takeover Statutes. The prohibitions of Section 203 of the DGCL are not applicable to Protection One or Western in connection with, and will not be applicable to Protection One or Western as a result of, the Share Issuance or the other transactions contemplated by this Agreement, the Stock Option Agreement or the Option and Voting Agreement. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation or provision in Protection One's certificate of incorporation and by-laws is, or at the Closing will be, applicable to Protection One, the Share Issuance or the other transactions contemplated by this Agreement, the Stock Option Agreement or the Option and Voting Agreement.

         (k) Environmental Matters. Except as disclosed in the Protection One Reports filed prior to the date hereof and except for such matters that, alone or in the aggregate, are not reasonably likely to have a Protection One Material Adverse Effect: (i) Protection One and its Subsidiaries are currently in compliance with and have complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Protection One and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) Protection One and its Subsidiaries are not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iv) Protection One and its Subsidiaries have not been associated with any release or threat of release of any Hazardous Substance; (v) Protection One and its Subsidiaries have not received any notice, demand, letter, claim or request for information alleging that may be in violation of or liable under any Environmental Law; (vi) Protection One and its Subsidiaries are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity and is not subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and
(vii) there are no circumstances or conditions involving Protection One and its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of Protection One and its Subsidiaries pursuant to any Environmental Law.

         (l) Tax Matters. Neither Protection One nor any of its Subsidiaries has taken or agreed to take any action that would prevent the contribution of the Subsidiary

Shares and the Investment Shares from qualifying as a contribution to a controlled corporation within the meaning of Section 351 of the Code.

         (m) Taxes. Protection One and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them; (ii) have paid all Taxes that are shown as due on such filed Tax Returns or that Protection One or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date hereof, there are not pending or, to the knowledge of Protection One, threatened any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. Protection One has made available to Western true and correct copies of the United States federal income Tax Returns filed by Protection One and its Subsidiaries for each of the fiscal years ended December 31, 1994, 1995 and 1996.

         (n) Labor Matters. Neither Protection One nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Protection One or any of its Subsidiaries the subject of any material proceeding asserting that Protection One or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of Protection One, threatened, nor is there existing any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving Protection One or any of its Subsidiaries.

         (o) Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage and errors and omissions insurance policies maintained by or for the benefit of Protection One or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Protection One and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Protection One Material Adverse Effect.

         (p) Intellectual Property.

         (i) Protection One and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that are used or held for use in the business of Protection One and its Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Protection One Material Adverse Effect, and all such patents, trademarks, trade names, service marks and copyrights held by Protection One and/or its Subsidiaries are valid and subsisting.

         (ii) Except as disclosed in Protection One Reports filed prior to the date hereof or as is not reasonably likely to have a Protection One Material Adverse Effect:

         (A) Protection One is not, nor will it be as a result of its execution and delivery of this Agreement the Stock Option Agreement or the Option and Voting Agreement or the performance of its obligations hereunder or thereunder, in violation of any licenses, sublicenses and other agreements as to which Protection One is a party and pursuant to which Protection One is authorized to use any third-party patents, trademarks, service marks, and copyrights ("Protection One Third-Party Intellectual Property Rights");

         (B) no claims with respect to (I) the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefor owned by Protection One or any its Subsidiaries (the "Protection One Intellectual Property Rights"); (II) any trade secret material to Protection One and its Subsidiaries taken as a whole; or (III) Protection One Third-Party Intellectual Property Rights are currently pending or threatened by any Person;

         (C) there exist no valid grounds for any bona fide claims (I) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Protection One or any of its Subsidiaries, infringes on any copyright, patent, trademark, service mark or trade secret; (II) against the use by Protection One or any of its Subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of Protection One or any of its Subsidiaries as currently conducted or as proposed to be conducted; (III) challenging the ownership, validity or effectiveness of any of the Protection One Intellectual Property Rights or other trade secret material to Protection One and its Subsidiaries, taken as a whole; or (IV) challenging the license or legally enforceable right to use of the Protection One Third-Party Intellectual Rights by Protection One or any of its Subsidiaries; and

         (D) there is no unauthorized use, infringement or misappropriation of any of the Protection One Intellectual Property Rights by any third party, including any employee or former employee of Protection One or any of its Subsidiaries.

         (q) Brokers and Finders. Neither Protection One nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Share Issuance or the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement, except that Protection One has employed Morgan Stanley & Co. Incorporated as its financial advisor, the arrangements with which have been disclosed in writing to Western prior to the date hereof.

         (r) Real Property. (i) Section 2.2(r)(i) of the Protection One Disclosure Letter contains a true, complete and correct list of the street address of each parcel of Protection One Owned Real Property; (ii) Section 2.2(r) of the Protection One Disclosure Letter contains a true, complete and correct list of the street address of each parcel of Protection One Leased Real Property; (iii) Protection One and its Subsidiaries have sufficient title to or leasehold interest in all the Protection One Real Property to conduct their respective businesses as currently conducted or as contemplated to be conducted, with only such exceptions as, individually or in the aggregate, would not have a Protection One Material Adverse Effect; (iv) each parcel of Protection One Real Property (A) is owned or leased free and clear of all Liens, other than (1) Liens for current taxes and assessments not yet past due, (2) inchoate mechanics' and materialmen's Liens for construction in progress, (3) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Transferred Subsidiaries consistent with past practice, and (4) all matters of record, Liens and other imperfections of title and encumbrances which, individually or in the aggregate, would not have a Protection One Material Adverse Effect (collectively, "Protection One Permitted Liens"), and (B) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed; (v) all leases of real property leased for the use or benefit of Protection One or any of its Subsidiaries or to which Protection One or any of its Subsidiaries is a party requiring rental payments in excess of $25,000 per year during the period of the lease, and all amendments and modifications thereto, are in full force and effect and there exists no default under any such lease by Protection One or any of its Subsidiaries, nor any event which with notice or lapse of time or both would constitute a default thereunder by Protection One or any of its Subsidiaries, except as, individually or in the aggregate, would not have a Protection One Material Adverse Effect; and (vi) as used herein, (A) "Protection One Real Property" shall mean all real property leased by Protection One or any of its Subsidiaries, as tenant, together with, to the extent leased by Protection One or any of its Subsidiaries, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of Protection One or any of its Subsidiaries attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing; (B) "Protection One Owned Real Property" shall mean all real property owned by Protection One or any of its Subsidiaries, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of Protection One or any of its Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing; and (C) "Protection One Real

Property" shall mean the Protection One Leased Real Property and the Protection One Owned Real Property.

         (s) Opinion of Financial Advisor. The financial advisor of Protection One, Morgan Stanley & Co. Incorporated, has delivered to Protection One an opinion dated the date of this Agreement to the effect that the consideration to be received by Protection One upon consummation of the Share Issuance and the distributions to Holders of Record of Common Stock referred to in the recitals to this Agreement, taken together, are fair from a financial point of view to Protection One and the holders of shares of Common Stock.


                                   ARTICLE III

                                    Covenants

         3.1. Interim Operations. Except as set forth in Section 3.1 of the Western Disclosure Letter, Western covenants and agrees as to itself and the Transferred Subsidiaries that, after the date hereof and prior to the Closing (unless Protection One shall otherwise approve in writing, and except as otherwise expressly contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement):

         (a) the businesses of the Transferred Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, Western shall cause the Transferred Subsidiaries to use all reasonable efforts to preserve their respective business organizations intact and maintain their respective existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

         (b) neither Western nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of, encumber or accelerate, modify, or amend the terms of any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any capital stock in any Transferred Subsidiary; (ii) amend the certificate of incorporation or by-laws of any Transferred Subsidiary; (iii) split, combine or reclassify the outstanding shares of capital stock of any Transferred Subsidiary; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock of WestSec or Westar Security; (v) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of capital stock of any Transferred Subsidiary or any securities convertible into or exchangeable or exercisable for any shares of capital stock of any Transferred Subsidiary; (vi) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets and capital stock of any Transferred Subsidiary) of any Transferred Subsidiary or permit any Transferred Subsidiary to incur or modify any material indebtedness or other liability; or (vii) permit any Transferred Subsidiary to make or authorize or commit for any capital expenditures or, by any means, permit any Transferred Subsidiary to make any acquisition of, or investment in, assets or stock of any other Person or entity, except for (A) acquisitions of security monitoring accounts in the ordinary course of business consistent with past practice, (B) other acquisitions of security monitoring accounts not to exceed $5,000,000 in the aggregate and (C) other capital expenditures not to exceed $500,000 in the aggregate;

         (c) neither Western nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any employees of any Transferred Subsidiary except grants, awards or increases occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit grants, awards or increases);

         (d) neither Western nor any of its Subsidiaries shall settle or compromise any material claims or litigation involving any Transferred Subsidiary or, except in the ordinary and usual course of business modify, amend or terminate any material Contracts to which a Transferred Subsidiary is party or waive, release or assign any material rights or claims of any Transferred Subsidiary;

         (e) neither Western nor any of its Subsidiaries shall make any Tax election with respect to Taxes payable by any Transferred Subsidiary or permit any insurance policy naming any Transferred Subsidiary as a beneficiary or loss-payable payee to be cancelled or terminated except in the ordinary and usual course of business;

         (f) neither Western nor any of its Subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

         (g) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

         Except as set forth in Section 3.1 of the Protection One Disclosure Letter, Protection One covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Closing (unless Western shall otherwise approve in writing, and except as otherwise expressly contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement):

         (h) the business of Protection One and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, Protection One and its Subsidiaries shall use all reasonable efforts to preserve their respective business organizations intact and maintain their respective existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

         (i) neither Protection One nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of, encumber or accelerate, modify, or amend the terms of any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any capital stock of Protection One or any of its Subsidiaries;
(ii) amend the certificate of incorporation or by-laws of Protection One or any of its Subsidiaries; (iii) split, combine or reclassify the outstanding shares of capital stock of Protection One or any of its Subsidiaries; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from Protection One's direct or indirect wholly-owned Subsidiaries and the dividend and other distributions referred to in the recitals to this Agreement; or (v) repurchase, redeem or otherwise acquire any shares of capital stock or any securities convertible into or exchangeable or exercisable for any shares of capital stock of Protection One or any of its Subsidiaries;
(vi) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets and (including capital stock of any of Protection One's Subsidiaries) or incur or modify any material indebtedness or other liability; or (vii) make or authorize or commit for any capital expenditures or, by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity, except for (A) acquisitions of security monitoring accounts in the ordinary course of business consistent with past practice, (B) other acquisitions of security monitoring accounts not to exceed $5,000,000 in the aggregate and (C) other capital expenditures not to exceed $500,000 in the aggregate;

         (j) neither Protection One nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Protection One Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any employees except grants, awards or increases occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit grants, awards or increases) except for the bonuses referred to in the recitals to this Agreement;

         (k) neither Protection One nor any of its Subsidiaries shall settle or compromise any material claims or litigation or, except in the ordinary and usual course of business modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

         (l) neither Protection One nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated except in the ordinary and usual course of business;

         (m) neither Protection One nor any of its Subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

         (n) neither Protection One nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

         3.2. Acquisition Proposals. Protection One agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Protection One further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Protection One or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) providing information in response to a request therefor by a Person who has made an unsolicited Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (as defined in Section 3.7); it being understood that such confidentiality agreement need not prohibit the making, or amendment, of an Acquisition Proposal; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (D) recommending such an Acquisition Proposal to the stockholders of Protection One if and only to the extent that, in each such case referred to in clause (B),(C) or (D) above, the Board of Directors of Protection One determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law. Protection One agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Protection One agrees that it will take the necessary steps to promptly in form the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 3.2 and in the Confidentiality Agreement. Protection One agrees that it will notify Western immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person. Protection One further agrees that it will notify Western of the material terms and conditions of any Acquisition Proposal at least 72 hours prior to the execution by Protection One of any letter of intent or agreement with respect to such Acquisition Proposal. Protection One also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

         3.3. Information Supplied. Western and Protection One each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the proxy statement (such proxy statement, as amended or supplemented, the "Proxy Statement") to be filed by Protection One with the SEC in connection with the meeting of Protection One's stockholders to consider proposals concerning the Share Issuance, the Charter Amendment and the New Option Plan will, at the date of mailing to stockholders and at the time of the meeting of stockholders of Protection One to be held in connection with the Share Issuance, the Charter Amendment and the New Option Plan contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As soon as practicable after the date hereof, Western shall deliver or cause to be delivered to Protection One audited financial statements for the calendar years ended December 31, 1994, 1995 and 1996 with respect to those Transferred Subsidiaries for which audited financial statements are required by Section 3-05 of Regulation S-X promulgated by the SEC for inclusion in the Proxy Statement (the "Proxy Statement Financials"). The Proxy Statement Financials shall, and Western hereby represents and warrants to Protection One that such financial statements will, as of the date the Proxy Statement is mailed to Protection One Stockholders and as of the Closing Date,
(i) comply in all material respects with the requirements of Section 3-05 of Regulation S-X promulgated by the SEC, (ii) present fairly the financial condition and results of operations of those Transferred Subsidiaries covered by the Proxy Statement Financials as of the dates thereof or for the periods covered thereby and have been prepared in accordance with GAAP except as noted therein or in Section 3.3 of the Western Disclosure Letter, and (iii) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition and results of operations of those Transferred Subsidiaries covered by the Proxy Statement Financials as of the dates thereof or for the periods covered thereby, and (iv) the interim financial statements for the six-month period ended June 25, 1997 will not vary in any material respect from, and treat capitalization of costs associated with account growth consistent with, the financial statements for such period with respect to the Transferred Subsidiaries set forth in Section 2.1(e) of the Western Disclosure Letter except with respect to those variances and adjustments noted in Section 3.3 of the Western Disclosure Letter.

         3.4. Stockholders Meeting. Protection One will take, in accordance with its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of Common Stock as promptly as practicable to consider and vote upon the approval of the Charter Amendment, the Share Issuance and the New Option Plan (as defined in Section 3.19 hereof). Subject to fiduciary obligations under applicable law, Protection One's board of directors shall recommend such approval and shall take all reasonable action to solicit such approval.

         3.5. Filings; Other Actions; Notification. (a) Protection One shall as promptly as practicable prepare and file with the SEC the Proxy Statement and as promptly as practicable after receipt of comments from the SEC staff with respect thereto mail the Proxy Statement to the stockholders of Protection One.

         (b) Western and Protection One shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Share Issuance and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Share Issuance or any of the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement. Subject to applicable laws relating to the exchange of information, Protection One, on the one hand and Western, on the other hand, shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Protection One or Western, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Share Issuance and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement. In exercising the foregoing right, each of Western and Protection One shall act reasonably and as promptly as practicable.

         (c) Western and Protection One each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Protection One, Western or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Share Issuance and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement.

         (d) Western and Protection One each shall keep the other apprized of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Protection One or Western, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to the Share Issuance and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement. Western and Protection One each shall give prompt notice to the other of any change that is reasonably likely to result in a Transferred Subsidiaries Material Adverse Effect or Protection One Material Adverse Effect, respectively.

         (e) Without limiting the generality of the undertakings pursuant to this Section 3.5, Western and Protection One agree to take or cause to be taken the following actions: (i) provide promptly to any and all federal, state, local or foreign court or Government Entity with jurisdiction over enforcement of any applicable antitrust laws ("Government Antitrust Entity") information and documents requested by any Government Antitrust Entity or necessary, proper or advisable to permit consummation of the Share Issuance and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement; and (ii) take promptly, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the Share Issuance in accordance with the terms of this Agreement unlawful or that would prevent or delay consummation of the Share Issuance or the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement, any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clause (ii) of this paragraph) necessary to vacate, modify or suspend such injunction or order so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement.

         (f) Without limiting the generality of the foregoing, Western and Protection One agree to use their respective reasonable best efforts from and after the date of this Agreement until the Closing to cooperate with respect to developing plans and timetables for, and completing such preparatory work as is commercially reasonable in connection with, the integration and coordination of the operations, systems, information technology and personnel of Protection One and its Subsidiaries and the Transferred Subsidiaries, respectively, in order that such integration and coordination can be effected as soon after the Closing as reasonably practicable.

         3.6. Taxation. Neither Protection One nor Western shall take or cause to be taken any action, whether before or after the Closing, that would disqualify the contribution of the Subsidiary Shares and the Investment Shares as a contribution to a controlled corporation within the meaning of Section 351 of the Code. At or prior to the Closing Protection One shall become a party to the Western tax sharing arrangements previously in effect (as described in Section 3.6 of the Western Disclosure Letter).

         3.7. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, each party hereto shall (and shall cause its Subsidiaries to) afford the other's officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period prior to the Closing, to the properties, books, contracts and records of the Transferred Subsidiaries and Protection One and its Subsidiaries, respectively, and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning the business, properties and personnel of the Transferred Subsidiaries and Protection One and its Subsidiaries, respectively, as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by Western or Protection One, and provided, further, that the foregoing shall not require Western or Protection One to permit any inspection, or to disclose any information, that in the reasonable judgment of Western or Protection One, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if Western or Protection One, as the case may be, shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of Western or Protection One, as the case may be, or such Person as may be designated by either of its officers, as the case may be. Each party hereto agrees that any non-public information furnished to it or any of its Representatives by or on behalf of the other party hereto, whether before or after the date of this Agreement, together with any reports, analyses, compilations, memoranda, notes and any other writings prepared by such party or its Representatives which contain, reflect or are based upon such information (collectively, the "Confidential Information"), will be treated confidentially and will not be used by such party in any way detrimental to the other party; provided, however, that each party may disclose Confidential Information regarding the other party to the extent such disclosure is legally required. Upon execution of this Agreement, the Confidentiality Agreement between Western and Protection One entered into in connection with the transactions contemplated by this Agreement (the "Confidentiality Agreement") shall be deemed terminated and shall have no further force or effect.

         3.8. Nasdaq Listing. Protection One shall use its best efforts to cause the shares of Common Stock to be issued in the Share Issuance to be accepted for quotation on the Nasdaq, subject to official notice of issuance, prior to the Closing.

         3.9. Publicity. The initial press release with respect to the transactions contemplated by this Agreement and the Stock Option Agreement shall be a joint press release and thereafter Western and Protection One each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Share Issuance and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation system; provided, however, that neither Western nor Protection One shall be required to consult with the other prior to filing a current report on Form 8-K with the SEC attaching a copy of the initial press release and a copy of this Agreement

(excluding therefrom the Western Disclosure Letter and the Protection One Disclosure Letter).

         3.10. Election to Protection One's Board of Directors. At the Closing of the Share Issuance, Protection One shall promptly increase the size of its Board of Directors from four to twelve directors in order to permit Western to appoint eight persons. Any vacancies that Western is entitled to fill pursuant to this Section 3.10 may be filled from time to time by such persons as Western may from time to time select. Until the second anniversary of the Closing, Western shall vote all shares of Common Stock beneficially owned by Western to elect, and Protection One shall use its best efforts to cause to be elected, the four current directors of Protection One and eight individuals selected by Western (some or all of whom, at Western's sole discretion, may be independent persons). From and after the second anniversary of the Closing, and for so long as Western shall own, directly or indirectly, more than 50 percent of the issued and outstanding Common Stock of Protection One, Western shall vote all shares of Common Stock beneficially owned by Western to elect, and Protection One shall use its best efforts to cause to be elected, (i) one individual selected from the executive officers of Protection One, (ii) at least three individuals who are independent persons ("Independent Directors") and (iii) eight individuals selected by Western (some or all of whom, at Western's sole discretion, may be "independent persons"). For purposes of this Agreement, "independent persons" shall mean a person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in Western, Protection One or any entity or person that beneficially owns greater than two percent of the outstanding Protection One Common Stock or any of their respective affiliates, and (iii) is not connected with Western, Protection One or any entity or person that beneficially owns greater than two percent of the outstanding Protection One Common Stock or any of their respective affiliates as an officer, employee, consultant, agent, representative, trustee, partner, director (other than of Protection One) or person performing similar functions. The Chairman of the board of directors of Protection One at all times shall be a person selected by Western.

         3.11. Expenses. Except as otherwise provided in Section 5.5(b), each party hereto shall pay all costs and expenses incurred by it in connection with this Agreement and the Share Issuance and the other transactions contemplated hereby.

         3.12. Takeover Statute. If any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is or may become applicable to the Share Issuance or the other transactions contemplated by this Agreement, the Stock Option Agreement or the Option and Voting Agreement, each of Protection One and Western and its board of directors shall grant such approvals and take such actions as are necessary so that the Share Issuance and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Option and Voting Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

         3.13. Indemnification; Directors' and Officers' Insurance. (a) The provisions with respect to indemnification set forth in the certificate of incorporation and by-laws of Protection One shall not be amended, repealed or otherwise modified for a period of six years from the Closing in any manner that would affect adversely the rights thereunder of individuals who at the Closing were directors or officers of Protection One, unless such modification shall be required by law. From and after the Closing, Protection One will indemnify and hold harmless each present and former director and officer of Protection One (when acting in such capacity), determined as of the Closing, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities or settlement amounts (collectively, "Costs") incurred or paid in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that Protection One is permitted under Delaware law (and Protection One shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); and provided, further, that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law shall be made by independent counsel selected by Protection One.

         (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 3.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Protection One thereof, but the failure to so notify shall not relieve Protection One of any liability it may have to such Indemnified Party if such failure does not materially prejudice Protection One. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Closing), (i) Protection One shall have the right to assume the defense thereof and Protection One shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Protection One elects not to assume such defense, the Indemnified Parties may retain counsel satisfactory to them, and Protection One shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Protection One shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Protection One shall not be liable for any settlement effected without its prior written consent; and provided, further, that Protection One shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

         (c) Protection One shall maintain its existing officers' and directors' liability insurance ("D&O Insurance") for a period of six years after the Closing so long as the annual premium therefor is not in excess of 150 percent of the last annual premium paid prior to the date hereof (the "Current Premium"); provided, however, that if the existing D&O Insurance expires, is terminated or cancelled during such six (6)-year period, Protection One will use its reasonable efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 150 percent of the Current Premium.

         (d) If Protection One or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Protection One shall assume all of the obligations set forth in this Section.

         (e) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

         3.14. Headquarters. Until the third anniversary of the Closing, the corporate headquarters of Protection One shall be located in Los Angeles, California and the finance headquarters of Protection One shall be located in Dallas, Texas.

         3.15. Post-Closing Actions; Security Systems Business. From and after the Closing, for so long as Western shall own, directly or indirectly, more than 50 percent of the outstanding Common Stock of Protection One, Western shall cause Protection One to perform each and every one of its obligations hereunder. From and after the Closing, for so long as Western shall own, directly or indirectly, more than 50 percent of the outstanding Common Stock of Protection One, neither Western nor any of its Subsidiaries (other than Protection One and its Subsidiaries) shall engage in, or invest in, acquire any equity securities of, or enter into any material business relationship with, any person engaged in the business of selling and servicing residential (other than multi-family residential) or commercial monitoring and response security systems, access control systems, closed-circuit television and video monitoring systems, vehicle location and monitoring systems or security guard services (the "Business"); provided, however, that Western and its Subsidiaries may (i) engage in the business of selling and servicing multi-family residential monitoring and response security systems (the "Multi-Family Monitoring Business"), (ii) invest in, acquire any equity securities of, or enter into any material business relationship with, any person engaged in the Business provided such person derives at least 75 per cent of its revenues from Multi-Family

Monitoring and/or any other business other than the Business and (iii) engage in the Business to the extent such business is acquired pursuant to the foregoing clause (ii). Notwithstanding the foregoing, neither Western nor any of its Subsidiaries shall be permitted to invest in, acquire any equity securities of, or enter into any material business relationship with any person engaged in the Business if, following such investment, acquisition or entrance into, Western and its Subsidiaries would derive aggregate annual revenues from the Business in an amount equal to 7.5% or greater of the aggregate annual revenues at such time of Protection One and its Subsidiaries.

         3.16. Indemnification. (a) Western shall indemnify Protection One and its affiliates, and their respective officers, directors, employees, agents, successors and assigns with respect to, and hold each of them harmless from and against, any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) suffered, incurred or sustained by any of them or to which any of them becomes subject (including, without limitation, any Action brought or otherwise initiated by any of them) (collectively, "Losses"), resulting from, arising out of or relating to (i) (A) United States federal, state and local and foreign income Taxes of the Transferred Subsidiaries attributable to taxable periods (or portions thereof) ending on or before the Closing Date, and (B) all United States federal, state and local Taxes of Western and any entity, other than the Transferred Subsidiaries, which is or has been affiliated with Western as a result of Treasury Regulation Section 1. 1502-6(a) or similar state or local Tax provisions, (ii) any increase in the purchase price payable under the Westinghouse Acquisition Agreement and (iii) the matter of Westec Security, Inc.
v. Westsec, Inc., et al. Western and Protection One further hereby acknowledge and agree that any increase, reduction or other adjustment in the purchase price payable under the Westinghouse Acquisition Agreement shall be solely for the account of Western and that Western shall be entitled in all respects, without notice to or consultation with Protection One, to control and manage any proceedings, negotiations or settlements undertaken in connection with such purchase price adjustment. Western and Protection One further hereby acknowledge and agree that (i) Protection One shall pay and/or shall indemnify Western for the first $1,000,000 of Losses suffered by Western, the Transferred Subsidiaries or

Protection One resulting from, arising out of or relating to the matter of Innovative Business Systems (Overseas) Ltd., and Innovative Business Software Inc. v. Westinghouse Electric Corporation, Westinghouse Security Systems Inc., WestSec Inc., Western Resources Inc. and Renee T. Kingsley, and any related claims or actions (the "IBS Litigation") and (ii) Western shall pay and/or indemnify Protection One and the Transferred Subsidiaries for all Losses in excess of $1,000,000 suffered by Western, the Transferred Subsidiaries or Protection One resulting from, arising out of or relating to the IBS Litigation. Without limiting the generality of the foregoing, Western shall be entitled in its sole discretion, without notice to or consultation with Protection One, to control and manage any proceedings, negotiations or settlements undertaken in connection with the IBS Litigation.

         (b) In consideration of the indemnification for federal income Taxes set forth in Section 3.16(a), the parties acknowledge that the Transferred Subsidiaries shall pay to Western an amount in respect to the Transferred Subsidiaries' federal income Tax liability for the period from January 1, 1997 to the Closing Date computed on a stand-alone basis, which amounts shall be calculated and paid as soon as practicable for such period (to the extent not paid under previous tax-sharing arrangements), and adjusting payments made as necessary. The tax-sharing arrangements previously in effect between the Transferred Subsidiaries and Western (as described in Schedule 3.16(b) hereof) shall continue in full force and effect after the Closing Date.

         (c) The obligation of Western to indemnify and hold harmless Protection One pursuant to this Section 3.16 with respect to Tax liabilities shall terminate upon the expiration of the applicable statutes of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

         3.17. Dividend. Prior to the Closing, Protection One shall declare, and as soon as practicable following the Closing, Protection One shall (i) distribute $7.00 per share with respect to each share of Common Stock held by a Holder of Record and (ii) distribute (as a cash bonus, in the case of Holders of Record of Options or Warrants who are directors, officers or employees of Protection One or any of its Subsidiaries, or as an anti-dilution cash payment, in the case of Holders of Record of Warrants who are entitled, pursuant to the terms governing such Warrants, to elect such a cash payment) $7.00 with respect to each share of Common Stock issuable upon exercise of Options or Warrants held by each Holder of Record or, in accordance with the agreements and other documents governing such Options and Warrants, reduce the exercise price of, and/or increase the number of shares of Common Stock issuable upon exercise of, such Options and Warrants; provided that, in the event that the Closing shall occur before December 31, 1997, Protection One shall pay the dividend referred to in clause (i) above after the Closing Date and on or before December 31, 1997; and provided further that, in the event that the Closing shall occur on or after December 31, 1997, Protection One shall pay the dividend referred to in clause (i) above on the Closing Date. "Holder of Record" shall mean each holder of record of a share of Common Stock or an Option or Warrant, other than Western or any of its Subsidiaries, as of the date of, and immediately prior to, the Closing (the "Record Date").

         3.18. Standstill. (a) For the purposes of this Section 3.18, each of the following terms shall have the following meaning:

         (i) "Western Group" shall mean Western, its Subsidiaries and Affiliates, and any person acting on behalf of Western or any of such Subsidiaries or Affiliates.

         (ii) "Voting Securities" shall mean the shares of Protection One Common Stock and any other issued and outstanding securities of Protection One generally entitled to vote for the election of directors of Protection One and other matters for which the holders of Protection One Common Stock are entitled to vote.

         (b) Except as set forth in clauses (c) and (d) below, during the period beginning on the date hereof and ending on the tenth anniversary of the Closing Date (unless earlier terminated pursuant to the provisions of this Agreement, the "Standstill Period"), Western shall not, and shall cause the other members of the Western Group not to, directly or indirectly, (i) in any manner acquire, agree to acquire, make any proposal to acquire or announce or disclose any intention to make a proposal to acquire, directly or indirectly, any Voting Securities, except (A) pursuant to the Share Issuance in accordance with the terms and conditions of this Agreement; and (B) pursuant to and in accordance with the terms and conditions of the Stock Option

Agreement and the Option and Voting Agreement; or (ii) propose to enter into, or announce or disclose any intention to propose to enter into, directly or indirectly, any merger or business combination involving Protection One or to purchase, directly or indirectly, all or substantially all of the assets of Protection One.

         (c) Notwithstanding the provisions of clause (b) above, following the Closing Date until the six-month anniversary of the Closing Date, Western may in any manner acquire Voting Securities representing in the aggregate up to but not exceeding 85% of the Voting Securities issued and outstanding at such time. Following the six-month anniversary of the Closing Date Western (i) at any such time as Protection One Convertible Notes representing in the aggregate more than $51,750,000 in aggregate principal amount thereof remain outstanding, may in any manner acquire Voting Securities representing in the aggregate up to but not exceeding 88.5% of the Voting Securities issued and outstanding at such time and
(ii) at any such time as Protection One Convertible Notes representing in the aggregate less than $51,750,000 in aggregate principal amount thereof remain outstanding, may in any manner acquire Voting Securities representing in the aggregate up to but not exceeding 85% of the Voting Securities issued and outstanding at such time.

         (d) Notwithstanding the provisions of clause (b) above, following the Closing Date, Western may make a tender offer or exchange offer for all outstanding shares of Protection One Common Stock or Voting Securities or take any of the actions described in clause (b)(ii) above; provided that any such action satisfies the following additional requirements (i) if a tender offer, the offer must be a "tender offer" for purposes of, and must be made in compliance with, Rules 14d-1 and 13e-3 under the Exchange Act (or any successor provisions thereto), and (ii) any such action must be at a price and on terms that are fair to the stockholders of Protection One (as determined by a majority of the Independent Directors after the receipt of a fairness opinion with respect to any such proposed transaction from a nationally recognized investment banking firm selected by a majority of the Independent Directors and reasonably acceptable to Western, and must be approved by a majority of the Independent Directors.

         3.19. New Option Plan. Subject to the required Stockholder approval, upon or promptly following the Closing

Date, Protection One shall, or Western shall cause Protection One to, establish a stock option plan (the "New Option Plan") for the benefit of officers and key employees of Protection One and its Subsidiaries (including the Transferred Subsidiaries). The New Option Plan shall contain such terms and conditions as are determined by the board of directors of Protection One and approved by the board of directors of Western; provided, however, that (i) the New Option Plan shall provide for the issuance of a total of up to 4,200,000 shares of Common Stock in respect of stock options granted thereunder and (ii) on the Closing Date, options shall be granted to officers and key employees of Protection One and its Subsidiaries (including the Transferred Subsidiaries) under the New Option Plan with respect to 1,600,000 shares of such Common Stock.

         3.20. Closing Schedule. Not later than two business days preceding the Closing Date, Protection One shall deliver to Western a Schedule setting forth
(i) the cash payments to be paid with respect to, the reduction in the exercise price of, and/or the increase in the number of shares of Common Stock issuable upon exercise of, each Option, Warrant and Protection One Convertible Note as a result of the payment to the Holders of Record of Common Stock of the dividend contemplated by Section 3.17 hereof and (ii) the number of Acquired Shares, after giving effect to the payments, reductions and increases referred to in clause (i). In the event that following the Closing, Western shall notify Protection One, (which notice shall specify in reasonable detail the facts and circumstances upon which it is based) that any calculation on the Schedule was incorrect, and that as a result thereof either (i) Western was not issued as of the Closing the correct number of Acquired Shares or (ii) Protection One has been required to make distributions or adjustments not contemplated by the Schedule, then, as promptly as practicable after Western and the Independent Directors have agreed thereto, such agreement not be unreasonably withheld, Protection One shall issue additional shares of Common Stock to Western at no cost to Western to rectify such incorrect calculation. With respect to distributions or adjustments to exercise prices not contemplated by the Schedule that Protection One is required to make, Western shall be entitled to receive for each $1,000,000 of such payments or adjustments that number of shares of Common Stock equal to .1% of the number of Acquired Shares.

                                   ARTICLE IV

                                   Conditions

         4.1. Conditions to Each Party's Obligation to Effect the Share Issuance. The respective obligation of each party to effect the Share Issuance is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

         (a) Stockholder Approval. The Charter Amendment, the Share Issuance and the New Option Plan shall have been duly approved by the holders of Common Stock constituting the Protection One Requisite Vote.

         (b) Nasdaq Quotation. The shares of Common Stock issuable to Western pursuant to the Share Issuance shall have been authorized for quotation on the Nasdaq.

         (c) Regulatory Consents. The waiting period applicable to the consummation of the Share Issuance and the other transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated and all notices, reports and other filings required to be made prior to the Closing by Western or Protection One or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Closing by Western or Protection One or any of their respective Subsidiaries from, any Governmental Entity (collectively, "Governmental Consents") in connection with the execution and delivery of this Agreement and the consummation of the Share Issuance and the other transactions contemplated hereby by Western and Protection One shall have been made or obtained (as the case may be), except those that the failure to make or to obtain are not, individually or in the aggregate, reasonably likely to have a Transferred Subsidiary Material Adverse Effect or a Protection One Material Adverse Effect or to provide a reasonable basis to conclude that the parties hereto or any of their affiliates or respective directors, officers, agents, advisors or other representatives would be subject to the risk of criminal liability.

         (d) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Share Issuance (collectively, an "Order").

         4.2. Conditions to Obligations of Protection One. The obligations of Protection One to effect the Share Issuance are also subject to the satisfaction or waiver by Protection One at or prior to the Closing of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Western set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing(except to the extent any such representation or warranty expressly speaks as of an earlier date), and Protection One shall have received certificates signed on behalf of Western by an executive officer of Western to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 4.2(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, Transferred Subsidiary Material Adverse Effect or is reasonably likely to prevent or to materially burden or materially impair the ability of Western to consummate the Share Issuance and the other transactions contemplated by this Agreement.

         (b) Performance of Obligations of Western. Western shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Protection One shall have received certificates signed on behalf of Western by an executive officer of Western to such effect.

         (c) Consents Under Agreements. Each of Western and Western Sub shall have obtained the consent or approval of each Person whose consent or approval shall be required under any Contract to which Western or any Transferred Subsidiary is a party, except those for which the failure to obtain such consent of approval, individually or in the aggregate, is not reasonably likely to have a Transferred Subsidiary Material Adverse Effect or is not reasonably likely to prevent or to materially burden or materially impair the ability of Western to consummate the Share

Issuance or the other transactions contemplated by this Agreement.

         (d) Cash Amount. Protection One shall have received the Cash Amount (i) by wire transfer in immediately available funds to a bank account designated by Protection One pursuant to written instructions delivered by Protection One to Western not fewer than two business days prior to the Closing Date and (ii) by delivery to Protection One of certificates representing the Investment Shares, duly endorsed in blank or accompanied by stock powers in blank with all necessary transfer stamps affixed thereto (at the expense of Western), and such other instruments or documents as are necessary to transfer such securities to Protection One free and clear of any Liens.

         (e) Transferred Subsidiary Shares. Protection One shall have received stock certificates evidencing the Subsidiary Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to Protection One and with all required stock transfer tax stamps affixed.

         (f) No Transferred Subsidiary Material Adverse Effect. No event or events shall have occurred, or shall be reasonably likely to occur, which, individually or in the aggregate, have had, or could reasonably be expected to have, a Transferred Subsidiary Material Adverse Effect.

         4.3. Conditions to Obligation of Western. The obligation of Western to effect the Share Issuance is also subject to the satisfaction or waiver by Western at or prior to the Closing of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Protection One set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date), and Western shall have received a certificate signed on behalf of Protection One by an executive officer of Protection One to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 4.3(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Protection One Material Adverse Effect or is reasonably likely to prevent or to materially burden or materially impair the ability of Protection One to consummate the transactions contemplated by this Agreement.

         (b) Performance of Obligations of Protection One. Protection One shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Western shall have received a certificate signed on behalf of Protection One by an executive officer of Protection One to such effect.

         (c) Consents Under Agreements. Protection One shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which Protection One or any of its Subsidiaries is a party, except those for which failure to obtain such consents and approvals, individually or in the aggregate, is not reasonably likely to have a Protection One Material Adverse Effect or is not reasonably likely to prevent or to materially burden or materially impair the ability of Protection One to consummate the Share Issuance or the other transactions contemplated by this Agreement.

         (d) Tax Opinion. Western shall have received the opinion of Sullivan & Cromwell, counsel to Western and the Transferred Subsidiaries, dated the Closing Date, to the effect that the contribution of the Subsidiary Shares and the Investment Shares will be treated for Federal income tax purposes as a contribution to a controlled corporation within the meaning of Section 351 of the Code.

         (e) Employment and Non-Compete Agreements. Protection One and/or a Subsidiary of Protection One shall have entered into an Employment and Non-Compete Agreement with each of James M. MacKenzie, Jr., John W. Hesse, John
E. Mack III and Thomas K. Rankin in the form attached as Exhibit B.

         (f) Acquired Shares. Western shall have received stock certificates evidencing the duly authorized, validly issued, fully paid and nonassessable Acquired Shares.

         (g) No Protection One Material Adverse Effect. No event or events shall have occurred, or shall be reasonably likely to occur, which, individually or in the aggregate, have had, or could reasonably be expected to have, a Protection One Material Adverse Effect.


                                    ARTICLE V

                                   Termination

         5.1. Termination by Mutual Consent. This Agreement may be terminated and the Share Issuance may be abandoned at any time prior to the Closing, whether before or after the approval by stockholders of Protection One referred to in Section 4.1(a), by mutual written consent of Western and Protection One by action of their respective Boards of Directors.

         5.2. Termination by Either Protection One or Western. This Agreement may be terminated and the Share Issuance may be abandoned at any time prior to the Closing by action of the Board of Directors of either Protection One or Western if (i) the Share Issuance shall not have been consummated by January 31, 1998, whether such date is before or after the date of approval by the stockholders of Protection One, (ii) the approval of Protection One's stockholders as required by Section 4.1(a) shall not have been obtained at a meeting duly convened therefor or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Share Issuance shall become final and non-appealable (whether before or after the approval by the stockholders of Protection One); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Share Issuance to be consummated.

         5.3. Termination by Western. This Agreement may be terminated and the Share Issuance may be abandoned at any time prior to the Closing, whether before or after the approval by stockholders of Protection One referred to in Section 4.1(a), by action of the Board of Directors of Western if (a) the Board of Directors of Protection One shall have withdrawn or adversely modified its approval or recommendation of this Agreement or (b) there has been a material breach by Protection One of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Western to Protection One; provided, however, that Western shall not be entitled to terminate this Agreement pursuant to this
Section 5.3(a)(ii) if such breach, individually or in the aggregate with any other such breaches, has not had, or is not reasonably likely to have, a Protection One Material Adverse Effect, and is not reasonably likely to prevent or materially burden or impair the ability of Protection One or Western to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

         5.4. Termination by Protection One. This Agreement may be terminated and the Share Issuance may be abandoned at any time prior to the Closing, whether before or after the approval by the stockholders of Protection One referred to in Section 4.1(a), by action of the Board of Directors of Protection
One:

         (a) if there has been a material breach by Western of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Protection One to Western; provided, however, that Protection One shall not be entitled to terminate this Agreement pursuant to this Section 8.4(a) if such breach, individually or in the aggregate with any other such breaches, has not had, or is not reasonably likely to have, a Transferred Subsidiary Material Adverse Effect, and is not reasonably likely to prevent or materially burden or impair the ability of Western or Protection One to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

         (b) if the Board of Directors of Protection One shall have withdrawn or adversely modified its approval or recommendation of this Agreement.

         5.5. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Share Issuance pursuant to this Article V, this Agreement (other than as set forth in Section 6.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting solely from any wilful breach of this Agreement.

         (b) In the event that this Agreement is terminated (i) by Western pursuant to Section 5.3(b) or (ii) by Protection One pursuant to Section 5.4(a), then the non-terminating party shall promptly, but in no event later than two days after being notified of such by the terminating party, pay all of the charges and expenses incurred by the terminating party in connection with this Agreement, the Stock Option Agreement and the Option and Voting Agreement and the transactions contemplated hereby and thereby up to a maximum amount of $5,000,000, in each case payable by wire transfer of same day funds.


                                   ARTICLE VI

                            Miscellaneous and General

         6.1. Survival. This Article VI and the agreements of Western and Protection One contained in Sections 3.3 (Information Supplied), 3.6 (Taxation),
3.8 (Stock Exchange Listing), 3.10 (Election to Protection One's Board of Directors), 3.13 (Indemnification; Directors' and Officers' Insurance), 3.14 (Headquarters), 3.15 (Post-Closing Actions; Security Systems Business), 3.16 (Indemnification), 3.17 (Dividend), 3.18 (Standstill), 3.19 (Certain Employee Benefit Obligations) and 3.20 (Closing Schedule) shall survive the consummation of the Share Issuance. This Article VI, the agreements of Western and Protection One contained in Section 3.11 (Expenses) and Section 5.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Share Issuance or the termination of this Agreement.

         6.2. Modification or Amendment. Subject to the provisions of the applicable law, at any time prior to the Closing, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties. From and after the Closing, neither this Agreement nor any other agreement entered into by Protection One in connection herewith may be amended, supplemented or otherwise modified and Protection One may not waive any provision hereof, unless such amendment, supplement, modification, or waiver shall have been approved by the affirmative vote of a majority of the Continuing Directors. For purposes of the foregoing, "Continuing Directors" shall mean James M. MacKenzie, Jr., Dr. Ben Enis and James Q. Wilson and their respective successors as Continuing Directors, each of whom shall be chosen by the then existing Continuing Directors from among the Independent Directors who at such time are not Continuing Directors.

         6.3. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Share Issuance are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

         6.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         6.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section
6.6 or in
such other manner as may be permitted by law shall be valid and sufficient service thereof.

         (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.5.

         6.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

         if to Western

         Western Resources, Inc.
         Topeka, Kansas 66602
         Attention:  John Rosenberg
         Fax:  (913) 575-1788
         (with a copy to Neil T. Anderson, Esq., and
         Francis J. Aquila, Esq.,
         Sullivan & Cromwell,
         125 Broad Street, New York, NY  10004
         fax:  (212) 558-3588.)

         if to Protection One

         Protection One, Inc.
         6011 Bristol Parkway
         Culver City, California 90230
         Attention:  James M. Mackenzie, Jr.
         Fax:  (310) 649-3855
         and
         Protection One, Inc.

         3900 S.W. Murray Boulevard
         Portland, Oregon 97005
         Attention:  John W. Hesse
         Fax:  (503) 520-6099
         (with copies to:
         Lessing E. Gold, Esq.
         Laura A. Loftin, Esq.
         Mitchell, Silberberg & Knupp LLP
         11377 West Olympic Boulevard
         Los Angeles, California 90064
         Fax: (310) 312-3100
         and
         Christopher D. Dillon, Esq.
         David W. Heleniak, Esq.
         Shearman & Sterling
         555 California Street
         San Francisco, California 94104-1512
         Fax: (415) 616-1199

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

         6.7. Entire Agreement; No Other Representations. This Agreement (including any exhibits hereto), the Western Disclosure Letter, the Protection One Disclosure Letter, the Stock Option Agreement and the Option and Voting Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PROTECTION ONE NOR WESTERN MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FORE GOING.

         6.8. No Third Party Beneficiaries. Except as provided in Section 3.13 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         6.9. Obligations of Protection One and of Western. Whenever this Agreement requires a Subsidiary of Protection One to take any action, such requirement shall be deemed to include an undertaking on the part of Protection One to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of Western to take any action, such requirement shall be deemed to include an undertaking on the part of Western.

         6.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         6.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         6.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Western may assign all or any portion of its rights and obligations hereunder to a Subsidiary provided Western remains liable for any such assigned obligations.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                                            Western Resources, Inc.



                                            By: __________________________
                                                Name:
                                                Title:


                                            Protection One, Inc.



                                            By: __________________________
                                                Name:
                                                Title:

                               Amendment No. 1 to

                             Contribution Agreement


         Amendment No. 1, dated as of October 2, 1997 (hereinafter called this "Amendment")to the Contribution Agreement, dated as of July 30, 1997 (the "Original Amendment" and, as amended by this Amendment, the "Agreement"), between Western Resources, Inc., a Kansas corporation ("Western") and Protection One, Inc., a Delaware corporation ("Protection One").

         Capitalized terms used but not defined in this Amendment shall have the meanings given such terms in the Original Agreement.

         WHEREAS, the respective boards of directors of each of Protection One and Western have each approved, and Protection One and Western have each executed and delivered, the Original Agreement pursuant to which Western will contribute the Subsidiary Shares and the Cash Amount to Protection One in exchange for the Acquired Shares; and

         WHEREAS, Western and Protection One have agreed to amend the terms of the Original Agreement to provide for the possible acquisition by Western of one or more entities engaged in the Business.

         WHEREAS, Western and Protection One have agreed to amend the terms of the Original Agreement to increase the amount of authorized shares of Common Stock for which approval will be sought in the Charter Amendment from 100,000,000 to 150,000,000;

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

     1.  Section 3.15 of the Original Agreement is hereby redesignated as
         Section 3.15(a) and a new Section 3.15(b) is hereby inserted as follows:

         (b) Notwithstanding anything to the contrary contained in Section 3.15(a) hereof, and subject to the limitations contained in this Section 3.15(b), Western or any Subsidiary of Western other than a Transferred Subsidiary shall be permitted after the date of this Agreement and prior to the Closing to enter into any agreement to acquire (i) all of the equity securities of Centennial Security Holdings, Inc. ("Centennial"), (ii) all of the equity securities of Network Holdings, Inc. ("Network") and (iii) all or a portion of the equity securities of Guardian International, Inc. ("Guardian") not previously purchased by Western and to consummate any or all of such acquisitions. Prior to entering into any acquisition agreement with Centennial, Network or Guardian, as the case may be, Western shall (A) ensure that Protection One is entitled to enter into a confidentiality agreement with such party in the same form as the confidentiality agreement entered into between Western and such party and that Protection One and its representatives are afforded a period of no less than five days to review all of the same financial and other information made available to or generated by Western or any of its representatives or advisors in connection with its review of such party, (B) provide Protection One with a substantially final draft of the acquisition agreement with respect to such party at least five days prior to execution thereof and (C) not enter into such acquisition agreement unless Protection One consents in writing to Western entering into such agreement. Immediately or as soon as practicable following the Closing, Western shall transfer, without recourse to Western or any of its Subsidiaries or affiliates, all of Western's rights, title and interest, if any, in all of the equity securities of Centennial and Guardian, as the case may be, owned by Western, as well as all rights and obligations of Western under the acquisition agreements entered into with respect to Centennial and Guardian, as the case may be, to Protection One. For a period of 180 days following the Closing Date, Protection One shall have the right, exercisable by the vote of a majority of the Protection One Board of Directors, to require Western to transfer, without recourse to Western or any of its Subsidiaries or affiliates, all of Western's rights, title and interest in the equity securities of Network, as well as all rights and obligations of Western under the acquisition agreement entered into with respect to Network, to Protection One. In consideration of the transfer of all of Western's rights, title and interest, if any, in each of Centennial, Network and Guardian, as the case may be, and the respective acquisition agreements with respect thereto, Protection One shall pay in cash to Western an amount equal to the sum of (x) the purchase price paid by Western to acquire Centennial, Network or Guardian, as the case may be (the "Purchase Price"), (y) any fees and expenses incurred by Western to third parties (including, without limitation, investment bankers, attorneys and accountants) in connection with its acquisition of Centennial, Network or Guardian, as the case may be, and (z) a carrying charge equal to the product of (A) the Purchase Price, (B) 0.1 and (C) the number of days from and including the date of the consummation of the acquisition of Centennial, Network or Guardian, as the case may be, by Western up to but not including the date of transfer from Western to Protection One of Centennial, Network or Guardian, as the case may be, divided by 365; provided, however, that with respect to Guardian, (i) the parties acknowledge that the foregoing formula shall be applied separately with respect to each date on which Western purchased securities of Guardian and (ii) Protection One shall pay to Western the higher of (x) the amount determined by the foregoing formula and (y) the closing sales price of the securities of Guardian purchased by Western on a national securities exchange or interdealer quotation system two business days prior to the consummation of the transfer of such securities to Protection One. The aggregate amount paid by Protection One to Western for such of Centennial, Network and Guardian as are transferred to Protection One in accordance with the terms hereof shall be referred to herein as the "Aggregate Amount". Notwithstanding anything to the contrary contained herein, in the event that the Aggregate Amount exceeds the Base Amount (as defined below), then Protection One shall pay to Western cash in an aggregate amount equal to the Base Amount and Protection One shall issue to Western (or any Subsidiary thereof designated by Western) an unsecured note or notes in an aggregate principal amount equal to the difference between the Aggregate Amount and the Base Amount. Such note or notes shall bear interest at an annual rate of 10%, and the principal amount thereof and all accrued interest thereon shall be payable in full on the first anniversary of the date of issuance of each such note or notes. Protection One's obligations under such note or notes shall be subordinated to any other outstanding debt obligations of Protection One to the extent that such subordination is required by the instruments governing such debt obligations. For purposes of this Section 3.15(b), "Base Amount" shall mean an amount equal to the Cash Amount minus the sum of (i) the aggregate principal amount and accrued interest outstanding under Protection One's Amended and Restated Credit Agreement as of the Closing Date and (ii) the aggregate amount of the cash dividends and distributions payable to holders of Common Stock, Options and Warrants following the Closing Date as contemplated by this Agreement. None of Centennial, Network or Guardian shall be deemed to be a Transferred Subsidiary for any purposes under this Agreement. Any securities of Centennial, Network or Guardian transferred by Western to Protection One as contemplated by this Section 3.15(b) shall not be deemed to constitute Investment Shares (as such term is defined in Section 1.1 hereof) for any purposes under this Agreement.

         2. The Original Agreement is hereby amended by deleting the number "100,000,000" in the nineteenth line of the sixth paragraph of the recitals and replacing it with the number "150,000,000."

         3. This Amendment may be executed in one or more counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         4. This Amendment shall be deemed to be made in and in all respects shall be governed by and in accordance with the law of the State of Delaware without regard to the conflict of law principles thereof.

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                                       Western Resources, Inc.

                                       By:__________________________
                                          Name:
                                          Title:


                                       Protection One, Inc.

                                       By:___________________________
                                          Name:
                                          Title: